Pricing Supplement No. 1                     Filing under Rule 424(b)(3)
     Dated: December 17, 1996                     Registration No. 333-17181
     (To Prospectus, dated December 12, 1996)

                                     $150,000,000
                              The Montana Power Company
                             Medium-Term Notes, Series B

     Principal Amount: $3,750,000         Original Issue Date: December 20, 1996
     Interest Rate: 7.07%                 Maturity Date: December 20, 2006
     Issue Price: 100%                    Interest Payment Dates:     January 1
                                                                      and July 1
     Selling Agent's Commission: .625%    Initial Interest
     Purchasing Agent's Discount:  N/A    Payment Date: July 1, 1997
     Net Proceeds to Company: 99.375%     Record Dates: December 15 and June 15
     Reallowance: N/A                     Redeemable:   Yes       No   X
     Selling Concession: N/A                                -----    -----
     Form:                                In Whole:     Yes       No
       Book-Entry (DTC)   X                                 -----    -----
                        -----             In Part:      Yes       No
       Certificated                                         -----    -----
                        -----             Initial Redemption Date: N/A
     Repayable at Option of Holder:       Redemption Limitation Date: N/A
       Yes:       No:  X
           -----     -----

     Redemption prices (if any): The Initial Redemption Price shall be N/A% of the principal amount of such Notes to be redeemed and shall decline on each anniversary of the Initial Redemption Date by a Reduction Percentage of N/A% of the principal amount to be redeemed until the redemption price shall be 100% of such principal amount.

          Prior to the date of this Pricing Supplement, the Company has sold $0 aggregate principal amount of the Medium-Term Notes, Series B.

          Additional Terms:  N/A

          N/A as used herein means "Not Applicable."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           Selling Agent/Purchasing Agent:

     ( ) Goldman, Sachs & Co.
                         ( ) J.P. Morgan & Co.
                                             (X) Lehman Brothers
                                                       ( ) Morgan Stanley & Co.
                                                               Incorporated